                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 3, 1999



                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



         Delaware                    1-9494                     13-3228013
(State or other jurisdiction       (Commission              (I.R.S. Employer
     of incorporation)              File Number)             Identification
                                                                 Number)


727 Fifth Avenue, New York, New York                                   10022
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code:  (212) 755-8000

Item 5.  Other Events.

         On March 3, 1999, Registrant issued the following press release announcing its sales and earnings for the three-month period and fiscal year ended January 31, 1999:


                    TIFFANY ACHIEVES RECORD RESULTS IN 1998;
             EARNINGS RISE 24 PERCENT; WORLDWIDE SALES UP 15 PERCENT

NEW YORK, March 3, 1999 - Tiffany & Co. (NYSE-TIF) reported that its net earnings rose 27 percent in the fourth quarter and 24 percent in the fiscal year ended January 31, 1999. Strong sales growth in the U.S. and major international markets, combined with higher operating margins, led to record earnings.

In the fourth quarter, net sales of $442,803,000 were 20 percent above $367,694,000 a year ago. Net earnings rose 27 percent to $53,295,000, or $1.49 per diluted share, compared with $42,099,000, or $1.17 per diluted share, in the prior year.

In the fiscal year, net sales rose 15 percent to $1,169,244,000, compared with $1,017,616,000 in the prior year. Net earnings increased 24 percent to $90,062,000, or $2.50 per diluted share, compared with $72,822,000, or $2.02 per diluted share, in the prior year.

Sales results in Tiffany's three channels of distribution were as follows:

o U.S. Retail sales rose 24 percent to $227,147,000 in the fourth quarter and increased 20 percent to $590,666,000 in the fiscal year. Growth was generated by comparable store sales increases of 12 percent in the fourth quarter and 10 percent in the year, as well as by five new U.S. stores that were opened during the past year.

o International Retail sales increased 21 percent to $171,487,000 in the fourth quarter and 10 percent to $462,474,000 in the year. In Japan, sales in local currency increased 13 percent in the fourth quarter and 20 percent in the year, largely due to comparable store sales growth of 10 percent in the quarter and 15 percent in the year. The Asia-Pacific region outside Japan achieved modest comparable store sales growth in the fourth quarter, while strong sales growth continued in Europe.

o Direct Marketing sales of $44,169,000 in the fourth quarter and $116,104,000 in the year were higher than the prior-year periods by 3 percent and 10 percent, respectively, due to growth in Tiffany's corporate and catalog sales.

William R. Chaney, Chairman, said, "We are very pleased that 1998 was another year of record performance. Despite challenging conditions in certain markets during the year, Tiffany's growth strategies continued to demonstrate their ability to generate strong sales and earnings growth."

Michael J. Kowalski, President and Chief Executive Officer, added, "Tiffany's growth potential remains very substantial around the world. In the years ahead, we will continue to focus on exciting opportunities for store expansion, the introduction of new jewelry and tableware collections, and marketing communications that further enhance customer recognition of Tiffany's exceptional product offerings."

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made through TIFFANY & CO. stores and boutiques, and to select retailers and distributors, in the Americas, Asia-Pacific, Europe and the Middle East. Direct Marketing sales are made through Tiffany's Corporate and Catalog divisions. Additional information can be found on the Company's web site at www.tiffany.com.
                                      # # #



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                         TIFFANY & CO. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
               (Unaudited, in thousands, except per share amounts)



                                                              Three Months
                                                            Ended  January 31,                 Year Ended January 31,
                                                       -----------------------------       ---------------------------------
                                                             1999             1998                 1999              1998
                                                       -------------    ------------       --------------    ---------------
Net sales                                           $       442,803  $      367,694     $      1,169,244  $       1,017,616

Cost of sales                                               183,792         153,246              514,947            453,408
                                                       -------------    ------------       --------------    ---------------

Gross profit                                                259,011         214,448              654,297            564,208

Selling, general and administrative expenses                165,790         138,400              493,175            430,786
                                                       -------------    ------------       --------------    ---------------

Earnings from operations                                     93,221          76,048              161,122            133,422

Other expenses,  net                                          1,333           2,190                5,474              5,664
                                                       -------------    ------------       --------------    ---------------

Earnings before income taxes                                 91,888          73,858              155,648            127,758

Provision for income taxes                                   38,593          31,759               65,586             54,936
                                                       -------------    ------------       --------------    ---------------

Net earnings                                        $        53,295  $       42,099     $         90,062  $          72,822
                                                       =============    ============       ==============    ===============


Net earnings per share:

  Basic                                             $          1.54  $         1.20     $           2.58  $            2.08
                                                       =============    ============       ==============    ===============

  Diluted                                           $          1.49  $         1.17     $           2.50  $            2.02
                                                       =============    ============       ==============    ===============


Weighted average number of common shares:

  Basic                                                      34,672          35,002               34,965             34,953
  Diluted                                                    35,800          35,999               35,984             36,104


                         TIFFANY & CO. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited, in thousands)




                                                                  January 31,           January 31,
                                                                         1999                  1998
                                                                  --------------        ------------
ASSETS

Current assets:

Cash and cash equivalents                                         $     188,593          $  107,252
Accounts receivable                                                     108,381              99,492
Inventories                                                             481,439             386,431
Deferred income taxes                                                    18,061              17,373
Prepaid expenses and other current assets                                19,170              20,539
                                                                    ------------         -----------

Total current assets                                                    815,644             631,087

Property and equipment, net                                             189,795             156,367
Deferred income taxes                                                     9,032               8,859
Other assets, net                                                        42,552              30,754
                                                                    ------------         -----------

                                                                  $   1,057,023          $  827,067
                                                                    ============         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term borrowings                                             $      97,370          $   90,054
Accounts payable and accrued liabilities                                140,660             118,456
Income taxes payable                                                     32,485              23,501
Merchandise and other customer credits                                   22,202              17,992
                                                                    ------------         -----------

Total current liabilities                                               292,717             250,003

Reserve for product return                                                    0               2,580
Long-term debt                                                          194,420              90,930
Postretirement/employment benefit obligations                            21,539              20,121
Other long-term liabilities                                              31,894              19,709
Stockholders' equity                                                    516,453             443,724
                                                                    ------------         -----------

                                                                  $   1,057,023          $  827,067
                                                                    ============         ===========








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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              TIFFANY & CO.


                                          By: /s/ James N. Fernandez
                                              ____________________________

                                              James N. Fernandez
                                              Executive Vice President
Date: March 4, 1999                           and Chief Financial Officer